Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2020

FINANCIAL RESULTS

- Company to host Conference Call Today at 4:30 p.m. ET -

ROCKVILLE, MD., and BEIJING (May 11, 2020) CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products, today reported financial results for the first quarter of 2020.

Wei-Wu He, Ph.D., CASI’s Chairman and Chief Executive Officer, commented, “Despite the unprecedented macro conditions impacting our global economy, I am pleased to report that we have made very encouraging progress this past quarter. Importantly, EVOMELA revenues were $3.4 million in Q1, driven in large part by the high unmet need in this patient population. EVOMELA has proven to be an essential drug for multiple myeloma patients and is the only form of melphalan commercially available in China.”

Dr. He continued, “I am also pleased to report that, together with our partner Juventas Cell Therapy Ltd., our CNCT19 CAR-T development program targeting B-cell driven hematological malignancies are well underway, which was an incredible accomplishment during this period of uncertainty. We continue expecting to file an IMPD/CTA for CID-103, our novel anti-CD38 monoclonal antibody program, in the first half of 2020 and will provide additional guidance on initial enrollment expectations after we get a better sense for COVID-related impacts throughout our trial sites.”

First Quarter 2020 Financial Results

•	Revenues consisted primarily of product sales of EVOMELA that launched in August of 2019. Revenue was $3.4 million for the three months ended March 31, 2020, compared with $0 for the three months ended March 31, 2019.

•	Costs of revenues were $3.2 million for the quarter ended March 31, 2020, compared with $0 for the quarter ended March 31, 2019. The increase is due to the launch of EVOMELA that occurred during August of 2019. Costs of revenues have been impacted by a previous transitional supply agreement. A new supply agreement has been implemented with an alternate manufacturer; therefore, the Company expects unit cost of inventories of EVOMELA to be considerably reduced in the future.

•	Research and development expenses for the first quarter ended March 31, 2020 were $3.0 million, compared with $2.6 million for the same period in 2019. The increase in R&D expenses primarily reflects costs incurred related to the development of CID-103 and costs associated with the EVOMELA post marketing study, partially offset by reduced regulatory costs associated with our ANDAs and lower costs associated with preclinical development activities related to a 2019 terminated immune-oncology program.

•	General and administrative expenses for the first quarter of 2020 were $4.1 million, compared with $5.7 million for the same period in 2019. The decrease in G&A expenses was primarily because the 2019 period included costs related to sales and marketing efforts to prepare for the August 2019 launch of EVOMELA, as well as lower professional fees and travel costs incurred during the 2020 period.

•	Selling and marketing expenses for the first quarter 2020 were $1.3 million, compared with $0 for the same period in 2019. The increase is due to selling costs related to commercial sales of EVOMELA that began in August of 2019.

•	Gain on disposal of intangible assets was $0.5 million for the three months ended March 31, 2020 and related to the sale of seven ANDAs during the 2020 period.

•	Acquired in-process R&D expenses for the three months ended March 31, 2020 were $1.1 million, relating to milestone fees payable as a result of the approval of Octreotide in the UK.

•	Net loss for the first quarter of 2020 was $8.2 million compared to $8.2 million for the same period in 2019.

•	As of March 31, 2020, the Company had cash and cash equivalents of $53.9 million compared to $53.6 million as of December 31, 2019.

Further information regarding the Company, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, can be found at www.casipharmaceuticals.com.

Conference Call

The Company will host a conference call reviewing the first quarter highlights at 4:30 p.m. ET on Monday, May 11, 2020. On the call, CASI’s Chairman & CEO will provide an update on the Company’s business and upcoming milestones. The conference call can be accessed by dialing (833) 647-4459 (U.S.), 8008700181 (China), 58086567 (Hong Kong) to listen to the live conference call. The conference ID number for the live call is 8716619.

About CASI Pharmaceuticals

CASI is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products, with a product portfolio that includes approved and investigational assets. In August 2019, the Company launched its first commercial product, EVOMELA® (Melphalan for Injection), in China that is approved for use as a conditioning treatment prior to stem cell transplantation in the multiple myeloma setting. The Company’s other core hematology/oncology assets in its pipeline include (i) an autologous CD19 CAR-T investigative product (CNCT19) being developed as a treatment for patients with B-ALL and B-NHL; (ii) CID-103, an anti-CD38 monoclonal antibody being developed for the treatment of patients with multiple myeloma; and (iii) greater China rights to ZEVALIN® (Ibritumomab Tiuxetan), a CD20-directed radiotherapeutic antibody that is approved in the U.S. to treat patients with NHL. The Company’s oncology assets also include China rights to (i) octreotide long acting injectable (LAI) microsphere formulation indicated for the treatment of certain symptoms associated with particular neuroendocrine cancers and acromegaly, and (ii) a novel formulation of thiotepa, which has multiple potential therapeutic uses and a long history of established use in the hematology/oncology setting, both of which are being developed for import registration and market approval in China. More information on CASI is available at www.casipharmaceuticals.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the difficulty of executing our business strategy in China; our ability to design and implement a development plan for our ANDAs; the development of major public health concerns, including COVID-19 or other pandemics arising in China or elsewhere; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the FDA, NMPA, or other regulatory authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with CID-103, CNCT19, and our other early-stage products under development; risks that result in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA® and Zevalin® are proprietary to Acrotech Biopharma LLC and its affiliates.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com

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(Financial Table Follows)

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Balance Sheets

  (In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$53,885	$53,621
Investment in equity securities, at fair value	610	625
Accounts receivable, net of $0 allowance for doubtful accounts	1,872	1,293
Inventories	2,009	4,542
Prepaid expenses and other	1,420	1,420
Total current assets	59,796	61,501

Property and equipment, net	826	985
Intangible assets, net	16,289	16,895
Long-term investments	14,038	14,038
Right of use assets	8,255	8,708
Other assets	281	504
Total assets	$99,485	$102,631

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,452	$5,113
Accrued liabilities	2,089	2,834
Total current liabilities	7,541	7,947

Other liabilities	704	1,019
Total liabilities	8,245	8,966

Commitments and contingencies
Redeemable noncontrolling interest, at redemption value	20,878	20,670

Stockholders' equity:
Preferred stock, $1.00 par value: 5,000,000 shares authorized and 0 shares issued	-	-
and outstanding
Common Stock, $0.01 par value:
250,000,000 shares authorized at March 31, 2020 and December 31, 2019;
100,994,374 shares and 97,851,243 shares issued at March 31, 2020 and December 31,
2019, respectively; 100,914,829 shares and 97,771,698 shares outstanding at
March 31, 2020 and December 31, 2019, respectively	1,010	979
Additional paid-in capital	612,972	606,686
Treasury stock, at cost: 79,545 shares held at March 31, 2020 and December 31, 2019	(8,034)	(8,034)
Accumulated other comprehensive loss	(3,554)	(2,728)
Accumulated deficit	(532,032)	(523,908)
Total stockholders' equity	70,362	72,995
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$99,485	$102,631

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues:
Product sales	$3,372	$-
Lease income	34	-
Total revenues	3,406	-

Costs and expenses:
Costs of revenues	3,211	-
Research and development	3,017	2,567
General and administrative	4,058	5,710
Selling and marketing	1,260	-
(Gain) loss on disposal of intangible assets	(450)	48
Acquired in-process research and development	1,081	-
Total costs and expenses	12,177	8,325

Loss from operations	(8,771)	(8,325)
Non-operating income/(expense):
Interest income, net	190	49
Foreign exchange gains	363	71
Change in fair value of investment in equity securities	(15)	45
Net loss	(8,233)	(8,160)
Less: (loss)/income attributable to redeemable noncontrolling interest	(109)	14
Accretion to redeemable noncontrolling interest redemption value	317	3
Net loss attributable to CASI Pharmaceuticals, Inc.	$(8,441)	$(8,177)

Net loss per share (basic and diluted)	$(0.09)	$(0.09)
Weighted average number of common shares outstanding (basic and diluted)	98,773	95,650

Comprehensive loss:
Net loss	$(8,233)	$(8,160)
Foreign currency translation adjustment	826	(312)
Total comprehensive loss	$(9,059)	$(7,848)
Less: Comprehensive (loss)/income attributable to redeemable noncontrolling interest	(109)	14
Comprehensive loss attributable to common stockholders	$(8,950)	$(7,862)